Exhibit 99.1

News Release

Celanese Corporation 222 West Las Colinas Blvd Irving, Texas 75039

Scott Sutton Elected to Celanese Board of Directors

Board Establishes Finance and Business Review Committee to Assist with Oversight of the Company’s Financial Position and Business Improvement Initiatives

DALLAS – February 14, 2025 – Celanese Corporation (NYSE: CE), a global chemical and specialty materials company, today announced the election of Scott Sutton to the company’s Board of Directors. Mr. Sutton, 60, will join the Celanese Board effective March 1, 2025, and stand for re-election at the 2025 Annual Meeting of Shareholders. In addition, the Board has established a Finance and Business Review Committee, to assist with oversight of the company’s financial position and strategy, including its efforts to further reduce costs, prioritize cash flow, accelerate deleveraging, and evaluate its portfolio of assets and business configuration. Mr. Sutton and Scott Richardson, Chief Executive Officer and President, Celanese Corporation, will co-chair the Finance and Business Review Committee.

Mr. Sutton is a proven leader with nearly 35 years of experience in the chemicals industry, most recently as the former President, Chief Executive Officer and Chairman of Olin Corporation. While CEO of Olin, Mr. Sutton led a strategic transformation that created substantial value for Olin’s shareholders despite macroeconomic headwinds. Prior to that, Mr. Sutton served as President and Chief Executive Officer of Prince International Corporation and as Chief Operating Officer of Celanese from 2017 until 2019. As COO, Mr. Sutton oversaw Celanese’s leading global Engineered Materials (EM) and Acetyl Chain (AC) businesses as well as manufacturing, supply chain, procurement, M&A and R&D operations across all regions. Earlier in his career, Mr. Sutton held senior positions with Chemtura Corporation and Albemarle Corporation. Mr. Sutton holds a B.S. degree in Engineering from Louisiana State University.

“We are delighted to welcome Scott to the Celanese Board,” said Edward Galante, Chair of the Board, Celanese Corporation. “Scott’s operational expertise, experience driving strategic transformation and exceptional record of shareholder value creation make him an ideal addition to the Board as we oversee the execution of the Company’s strategy to drive improved growth, profitability, and value for our shareholders.”

“Scott is a highly respected leader in our industry and a valued former colleague who will be another strong asset to our Board and a trusted advisor to me,” said Mr. Richardson. “I am grateful to have Scott join our Board as we take bold action to realize Celanese’s potential and reestablish our industry leadership.”

“It is an honor to join the Celanese Board, and I am excited to engage with Celanese leadership and fellow Board members to position the company for success,” said Mr. Sutton. “I know Celanese to be a great company and I am confident Scott is the right leader to unlock its tremendous potential. I am glad to be a part of the Board at this important time to support Celanese and drive improved performance and shareholder value.”

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About Celanese

Celanese is a global leader in chemistry, producing specialty material solutions used across most major industries and consumer applications. Our businesses use our chemistry, technology and commercial expertise to create value for our customers, employees and shareholders. We support sustainability by responsibly managing the materials we create and growing our portfolio of sustainable products to meet customer and societal demand. We strive to make a positive impact in our communities and to foster inclusivity across our teams. Celanese is a Fortune 500 company that employs more than 12,000 employees worldwide with 2023 net sales of $10.9 billion.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include information concerning the Company’s current beliefs, understanding and expectations regarding the Company's plans, objectives, goals, strategies, financial performance and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. Numerous factors, many of which are beyond the company’s control, could cause actual results to differ materially from those expressed as forward-looking statements, including those factors addressed in the Company’s November 4, 2024 earnings press release furnished as Exhibit 99.1 to the Company’s Items 2.02 and 9.01 Form 8-K dated November 4, 2024 and those factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date the statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Celanese Contacts:

Investor Relations

Bill Cunningham

Phone: +1 302 999 6410

william.cunningham@celanese.com

Media - U.S.

Jamaison Schuler

Phone: +1 972 443 4400

media@celanese.com

Media - Europe

Petra Czugler

Phone: +49 69 45009 1206

petra.czugler@celanese.com